POWER OF ATTORNEY For Executing and Filing Form ID, Forms 3, 4 and 5, and Form 144 For Issuer: NuStar Energy L.P. Know all by these present, that the undersigned hereby constitutes and appoints each of Amy L. Perry, Steve Gilbert, and Maria L. Champion, signing singly, his/her true and lawful attorney-in-fact to: (1) execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director of NuStar Energy L.P. (the “Company”), Form ID in accordance with the rules and regulations of the United States Securities and Exchange Commission; (2) execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director of the Company, Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder; (3) execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director of the Company, Form 144 in accordance with Rule 144 of the Securities Act of 1933, as amended, and the rules thereunder; (4) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Form ID, Form 3, 4 or 5, or Form 144 and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and (5) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, either under the rules of the United States Securities and Exchange Commission, any state securities commission, or any authority of Canada or any province thereof, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion. The undersigned hereby grants to each attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in- fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended, Rule 144 of the Securities Act of 1933, as amended, or any other statutes, rules or regulations. This Power of Attorney shall remain in full force and efFect until the undersigned is no longer required to file a Form ID, Forms 3, 4 and 5, or Form 144 with respect o the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. Any previous Power of Attorney covering the same subject matter hereof is hereby revoked effective the date hereof. IN WIT)JESS WHEREOF, the undersigned has of fuLL) , 2023. caused this Powye if Attorney to be executed as of the 2G day a /1 4r D iel S Oliver